Exhibit 99
Dillard’s, Inc. Hosts Annual Meeting of Shareholders

May 18, 2019--Dillard’s, Inc. (NYSE: DDS) (the “Company” or “Dillard’s”) conducted its annual meeting of shareholders today in Little Rock, Arkansas with Dillard's Chairman of the Board and Chief Executive Officer, William Dillard, II, presiding.

Mr. Dillard referred the audience to the voting items in the Proxy Statement and, with the assistance of Corporate Secretary, Dean Worley, noted that all Directors were elected by a wide margin. Mr. Dillard and Mr. Worley also noted that Proposal 2, Ratification of the Selection of the Company’s Independent Registered Public Accountants, passed with a wide majority.

Mr. Dillard then provided his current thoughts on the business, noting that May 2019 marks Dillard’s 50th anniversary as a public company. He then referred to the financial strength of the Company pointing to the payment of $248 million of long-term debt (since January 2018) as well as 1.7 million shares repurchased (Class A Common Stock) since last year’s annual meeting. He further stated that management viewed this recent stock price decline as a buying opportunity, adding that the Company repurchased approximately $5 million under its share repurchase plan yesterday (Friday, May 17).

Mr. Dillard further pointed to Dillard’s strong balance sheet, particularly to the Company’s ownership of 90% of its store square footage. He referred to recent accounting changes with regard to operating leases whereby the impact of operating lease assets and operating lease liabilities is now reflected on the balance sheet (Accounting Standards Update No. 2016-02). Because of the Company’s high store ownership percentage, the impact of this accounting change on the Company’s balance sheet has been notably small ($52 million in operating lease assets at May 4, 2019) in comparison to peer companies who have reported to date. Further emphasizing Dillard’s strong balance sheet, he added the Company has had no short-term borrowings (under its revolving credit facilities) at year-end since fiscal 2008. He stated the Company plans to have no short-term borrowings at year-end
February 1, 2020.

In closing, Mr. Dillard stated, “Mall based retailing is going through a difficult time.” He added, “Our job is to be open next year. We’re going to be one of the leaders and still get to play tomorrow.”

Forward-Looking Information
The foregoing contains certain “forward-looking statements” within the definition of federal securities laws. The following are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:  statements including (a) words such as “may,” “will,” “could,” “believe,” “expect,” “future,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” or the negative or other variations thereof, and (b) statements regarding matters that are not historical facts.  The Company cautions that forward-looking statements contained in this report are based on estimates, projections, beliefs and assumptions of management and information available to management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors include (without limitation) general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company’s stores are located and the effect of these factors on the buying patterns of the Company’s customers, including the effect of changes in prices and availability of oil and natural gas; the availability of consumer credit; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount and Internet retailers; changes in consumer spending patterns, debt levels and their ability to meet credit obligations; changes in tax legislation; changes in legislation, affecting such matters as the cost of employee benefits or credit card income; adequate and stable availability and pricing of materials, production facilities and labor from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; system failures or data security breaches; possible future acquisitions of store properties from other department store operators; the continued availability of financing in amounts and at the terms necessary to support the Company’s future business; fluctuations in LIBOR and other base borrowing rates; potential disruption from terrorist activity and the effect on ongoing consumer confidence; epidemic, pandemic or other public health issues; potential disruption of international trade and supply chain efficiencies; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar  nature.   The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 2, 2019, contain other information on factors that may affect financial results or cause actual results to differ materially from forward-looking statements.
CONTACT:
Dillard’s, Inc.
Julie Johnson Guymon
501-376-5965
julie.bull@dillards.com